Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-256062 and 333-266678), Forms S-3 (File Nos. 333-265538 and 333-266677) and Form S-1 (File No. 333-262228) of our report dated January 13, 2023, relating to the consolidated financial statements of EBET, Inc. as of September 30, 2022 and to all references to our firm included in this Annual Report on Form 10-K.

Certified Public Accountants

Lakewood, CO

January 13, 2023